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                                                                   EXHIBIT 10.24

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT, dated as of September 14, 2000 (the "Effective Date") by and between GAYLORD ENTERTAINMENT COMPANY, a Delaware corporation having its corporate headquarters at One Gaylord Drive, Nashville, Tennessee 37214 (together with all subsidiaries and other affiliates referred to as "the Company") and DENNIS J. SULLIVAN.

         WHEREAS, the Company desires to employ Executive and to enter into an agreement embodying the terms of such employment and Executive desires to accept such employment and enter into such an agreement;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the parties agree as follows:

         1.       Term of Employment; Executive Representation.

                  (a) Employment Term. The term of Executive's employment hereunder shall commence on the Effective Date and shall continue for a period of six (6) months, unless sooner terminated as hereinafter provided (the "Employment Term").

                  (b) Executive Representation. Executive hereby represents to the Company that the execution and delivery of this Agreement by Executive and the Company and the performance by Executive of his duties hereunder shall not constitute a breach of, or otherwise contravene, the terms of any employment agreement or other agreement or policy to which Executive is a party or otherwise bound.

         2.       Position; Reporting Responsibility; Employment
                  Responsibilities.

                  (a) During the Employment Term: (i) Executive's title shall be President and Chief Executive Officer (and he may have other corporate titles in various corporate entities affiliated with the Company as appropriate); (ii) Executive shall principally perform his duties to the Company from the Company's offices in the Nashville, Tennessee metropolitan area (subject to normal and customary travel requirements in the conduct of the Company's business); and, (iii) Executive shall report to the Board of Directors of the Company.

                  (b) During the Employment Term, Executive shall perform such duties as shall be determined from time to time by the Board of Directors of the Company.

                  (c) During the Employment Term, Executive will devote his full business time and best efforts to the performance of his duties hereunder and will not engage in any other business, profession or occupation for compensation or otherwise which would conflict with the rendition of such services either directly or indirectly, without the prior written consent of the Company.

         3. Base Salary. During the Employment Term, unless terminated for Cause or by Executive without Good Reason, the Company shall pay Executive a base salary (the "Base Salary") of $300,000, payable in regular installments in accordance with the Company's usual payment practices.

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         4. Annual Bonus. For the Employment Term, Executive shall be eligible for a cash bonus in an amount up to 70% of his Base Salary; provided that such bonus shall be awarded in whole or in part at the discretion of the Compensation Committee of the Board of Directors of the Company based upon the following performance criteria, each of which shall account for up to 25% of the total possible bonus:

                  (a) Achievement of operating cash flow in excess of $13.3 million as of the close of the fourth quarter 2000 and achievement of operating cash flow in excess of -$1.1 million as of the close of the first quarter 2001.

                  (b) Reduction of the Company's monthly cash drain to $3 million or less by the end of the first quarter 2001.

                  (c) Completion of the wrap financing for the Florida Hotel Project by the close of the fourth quarter 2000, and completion of financing arrangements for the take out of the bridge loan by the close of the first quarter 2001.

                  (d) Completion of divestitures of unwanted assets as approved by the Board of Directors in a satisfactory and timely manner.

         5. Stock Option Grant. The Company hereby grants to Executive options to purchase 10,000 shares of common stock of the Company ("Company Common Stock") (the "Stock Options"). The Stock Options shall (i) be granted pursuant to the Company's 1997 Omnibus Stock Option and Incentive Plan, and as may hereinafter be further amended; (ii) be subject to the terms of a stock option agreement between the Company and Executive in the form prescribed for Company executives generally; (iii) vest as of the date of this Agreement, (iv) be exercisable at the closing price of the Company's Common Stock as reported in the Wall Street Journal for the trading day immediately preceding October 19, 2000; and (v) expire at the close of business on September 16, 2003.

         6.       Employee Benefits; Vehicle Allowance.

                  (a) During the Employment Term, Executive shall be entitled to participate in and enjoy the benefits of the Company Health Insurance Plan and any other benefit plan or plans which may be in effect or instituted by the Company for the benefit of senior executives generally and for which the Executive is otherwise eligible.

                  (b) During the Employment Term, Executive shall be entitled to receive from the Company a vehicle allowance of $600 per month.

                  (c) Executive shall be entitled to two and one-half weeks of paid vacation during the Employment Term.

         7. Business Expenses. During the Employment Term, the Company shall reimburse Executive, in accordance with the Company's policies and procedures, for all reasonable expenses incurred by Executive in connection with the performance of his duties for the Company.

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         8. Termination. The Employment Term and Executive's employment hereunder may be terminated by the Company at any time and for any reason. Notwithstanding any other provision of this Agreement, the provisions of this
Section 8 shall exclusively govern Executive's rights upon termination of employment with the Company.

                  (a) Termination by the Company Without Cause or Resignation by Executive for Good Reason.

                           (i) The Employment Term and Executive's employment
                  hereunder may be terminated by the Company without Cause (as defined in Section 8(b)) or by Executive's resignation for Good Reason (as defined immediately below). Following termination of Executive's employment by the Company without Cause (other than by reason of Executive's death or Permanent Disability) or by Executive's resignation for Good Reason, except as set forth in this Section 8(a), Executive shall have no further rights to any compensation or any other benefits under this Agreement. It shall be deemed a termination without Cause if Executive is terminated prior to the end of the Employment Term as a result of the employment of a permanent President and Chief Executive Officer for the Company.

                           (ii) For purposes of this Agreement, "Good Reason"
                  shall mean: (A) a reduction in Executive's Base Salary or (B) any other breach by the Company of any material provision of this Agreement; provided that none of the events described in clauses (A) or (B) of this Section 8(a)(ii) shall constitute Good Reason unless Executive shall have notified the Company in writing describing the events which constitute Good Reason and then only if the Company shall have failed to cure such event within thirty days after the Company's receipt of such written notice.

                           (iii) If Executive's employment is terminated by the
                  Company without Cause (other than by reason of death or Permanent Disability) or if Executive resigns for Good Reason, Executive shall continue to receive the Base Salary for the remainder of the Employment Term; payable as if Executive were still employed by the Company. In addition, Executive shall be entitled to receive accrued but unpaid Base Salary through the date of termination, any cash bonus earned as of the date of termination, unpaid vacation pay, unreimbursed expenses incurred pursuant to Section 7, and any other benefits owed to Executive pursuant to any written employee benefit plan or policy of the Company. The exercise of Executive's Stock Options shall be governed by the Company's Omnibus 1997 Stock Option and Incentive Plan, as amended by the terms of this Agreement.

                  (b) Termination by the Company for Cause or Resignation by Executive without Good Reason.

                           (i) At the option of the Company, Executive's
                  employment may be terminated by written notice to Executive upon the occurrence of any one or more of the following events (each, a "Cause"):


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                                    (1) any action by Executive constituting
                           fraud, self-dealing, embezzlement, or dishonesty in the course of his employment hereunder;

                                    (2) any conviction of Executive of a crime
                           involving moral turpitude;

                                    (3) any action of Executive, regardless of
                           its relation to his employment, that has brought or reasonably could bring the Company into substantial public disgrace or disrepute;

                                    (4) failure of Executive after reasonable
                           notice promptly to comply with any valid and legal directive of the Board of Directors;

                                    (5) a material breach by Executive of any of
                           his obligations under this Agreement and failure to cure such breach within ten (10) days of his receipt of written notice thereof from the Company; or

                                    (6) a failure by Executive to perform
                           adequately his responsibilities under this Agreement as demonstrated by objective and verifiable evidence showing that the business operations under Executive's control have been materially harmed as a result of Executive's gross negligence or willful misconduct.

                           (ii) Upon the termination of Executive's employment
                  by the Company for Cause or by Executive without Good Reason, Executive shall be entitled to an amount equal to the accrued but unpaid Base Salary through the date of termination plus any unpaid vacation pay, unreimbursed expenses incurred pursuant to Section 7, and any other benefits owed to Executive pursuant to any written employee benefit plan or policy of the Company. All Stock Options, to the extent not theretofore exercised, shall terminate on the date of termination of employment under this Section 8(b).

                           (iii) Following such termination of Executive's
                  employment by the Company for Cause or resignation by Executive without Good Reason, except as set forth in this
                  Section 8(b), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

                  (c)      Permanent Disability or Death.

                           (i) The Employment Term and Executive's employment
                  hereunder shall terminate upon his death and may be terminated by the Company if Executive becomes physically or mentally incapacitated (such incapacity is hereinafter referred to as "Permanent Disability"). As used herein, the term "Permanent Disability" shall mean a physical or mental incapacity or disability which renders Executive unable substantially to render the services required hereunder for a period of thirty
                  (30) consecutive days.


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                           (ii) Upon termination of Executive's employment
                  hereunder for either Permanent Disability or death, Executive or his estate (as the case may be) shall be entitled to receive an amount equal to the accrued but unpaid Base Salary through the date of termination. Executive or his estate shall be entitled to any unpaid vacation pay, unreimbursed expenses incurred pursuant to Section 7, and any other benefits owed to Executive pursuant to any written employee benefit plan or policy of the Company, excluding benefits payable pursuant to any plan beneficiary pursuant to a contractual beneficiary designation by Executive. Upon a determination of Permanent Disability, payment of Executive's salary, bonus and other benefits (except those in which he is then vested) shall cease and Executive shall be maintained as an inactive employee and shall be entitled to any long-term disability benefits provided by the Company. The exercise of Executive's Stock Options shall be governed by the Company's Omnibus 1997 Stock Option and Incentive Plan, as amended by the terms of this Agreement.

                           (iii) Following such termination of Executive's
                  employment due to death or Permanent Disability, except as set forth in this Section 8(c), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

                  (d) Notice of Termination. Any purported termination of employment by the Company or by Executive (other than due to Executive's death) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

         9.       Confidentiality; Non-Solicitation of Employees, Others.

                  (a) Nondisclosure; Etc. Executive agrees that he shall not commit any act, or in any way assist others to commit any act, which could reasonably be expected to injure the Company or any of its businesses. Without limiting the generality of the foregoing, Executive recognizes and acknowledges that all information about the Company or relating to any of its respective products, services, or any phase of its operations, business, or financial affairs which is not a matter of public record, including without limitation, trade secrets, contracts with agents, artists, distributors, or producers, computer programs, financial information of every type and kind, plans, and strategies, ("Confidential Information") is not generally known to the Company's competitors and is valuable, special, and unique to the business of the Company. Accordingly, Executive shall not, directly or indirectly, use any such Confidential Information for his own benefit, divulge, disclose, or make accessible any such Confidential Information or any part thereof to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever (other than in the course of carrying out his duties hereunder), or render any services to any person, firm, corporation, association, or other entity to whom any such Confidential Information, in whole or in part, has been disclosed or is threatened to be disclosed by or at the instance of Executive. Confidential Information shall not include any information which is or becomes generally available to the public other than as a result of disclosure in violation of this Agreement.


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                  (b) Property of Company. All memoranda, notes, lists, records, and other documents (and all copies thereof) constituting Confidential Information made or compiled by Executive or made available to Executive shall be the Company's property, shall be kept confidential in accordance with the provisions of this Section 9, and shall be delivered to the Company at any time on request and in any event upon the termination of Executive's employment for any reason.

                  (c) Non-Solicitation of Employees, Others. During the Employment Term, and for a period of one (1) year thereafter, Executive shall not, without the prior written consent of the Company, directly or indirectly, solicit or encourage any employee of the Company to leave the employment of the Company or hire any employee who has left the employment of the Company or any of its affiliates, nor shall Executive directly or indirectly, knowingly solicit or encourage any artist, producer, writer, distributor, customer, client, agent, or account of the Company to engage the services of Executive or any person or entity (other than the Company or its affiliates) in which Executive is a partner, shareholder, director, officer, employee, principal, member, manager, agent, trustee, or consultant or engaged in any other relationship or capacity.

                  (d) Relief. Since the Company shall be irreparably damaged if the provisions of this Section 9 are not specifically enforced, the Company shall be entitled to an injunction or any other appropriate decree of specific performance (without the necessity of posting any bond or other security in connection therewith) restraining any violation of Executive's covenants or failure of Executive to fulfill such covenants under this Section 9. Such remedies shall not be exclusive and shall be in addition to any other remedy which the Company may have for any breach or threatened breach of this Section 9 by Executive.

         10.      Miscellaneous.

                  (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee without reference to principals of conflicts of laws.

                  (b) Entire Agreement/Amendments. This Agreement contains the entire understanding of the parties with respect to the employment of Executive by the Company. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

                  (c) No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

                  (d) Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity,


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         legality and enforceability of the remaining provisions of this
         Agreement shall not be affected thereby.

                  (e) Assignment. This Agreement shall not be assignable by Executive. This Agreement may be assigned by the Company to a company which is a successor in interest to substantially all of the business operations of the Company. Such assignment shall become effective when the Company notifies the Executive of such assignment or at such later date as may be specified in such notice. Upon such assignment, the rights and obligations of the Company hereunder shall become the rights and obligations of such successor company, provided that any assignee expressly assumes the obligations, rights and privileges of this Agreement.

                  (f) Headings. The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of the sections.

                  (g) Successors; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon personal or legal representatives, executors, administrators, successors, heirs, distributes, devises and legatees.

                  (h) Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

                  If to the Company, to:

                           Gaylord Entertainment Company
                           One Gaylord Drive
                           Nashville, Tennessee 37214
                           Attention:  Rod Connor
                           Facsimile Number: (615) 316-6312

                  If to Executive:  To the most recent address of  Executive set forth in the personnel records of the Company.

                  (i) Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  (j) No Third Party Beneficiary. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto and their respective successors and permitted assigns.


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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the day and year first above written.

                                               /s/ Dennis J. Sullivan
                                      -----------------------------------------
                                      Dennis J. Sullivan


                                      GAYLORD ENTERTAINMENT COMPANY

                                      By:               /s/ E. K. Gaylord II
                                               --------------------------------

                                      Title:            Chairman
                                               ------------------



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